EXHIBIT 99.1

N E W S   R E L E A S E

FOR IMMEDIATE RELEASE

Contacts:

CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	The Ruth Group Nick Laudico / Zack Kubow 646-536-7030 / 7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

ValveXchange
Larry O. Blankenship
Chairman and CEO
Phone (303) 648-4077
lblankenship@valvexchange.com

CryoLife Makes Equity Investment in ValveXchange® Inc.

New Heart Valve Technology being Developed to Offer a Lifetime Tissue Valve Platform for Patients of All Ages

ATLANTA, GA (July 7, 2011) -- CryoLife, Inc. (NYSE: CRY), a leading tissue processing and medical device Company focused on cardiac and vascular surgery, announced today a $3.5 million equity investment in ValveXchange® Inc. ValveXchange is a private medical device company that was spun-off out of Cleveland Clinic to develop a lifetime heart valve replacement technology platform featuring exchangeable bioprosthetic leaflets.

Under the agreement, CryoLife will receive an approximate 19% initial equity ownership in ValveXchange as well as the right of first refusal to acquire ValveXchange during a period that extends through the completion of initial commercialization milestones, as well as the right to negotiate with ValveXchange for European distribution rights.  Further, CryoLife will make available up to $2.0 million to ValveXchange in additional debt financing through a revolving credit facility.

Steven G. Anderson, Chairman, President and Chief Executive Officer of CryoLife, said, “We believe that the ValveXchange technology is an extremely compelling next generation heart valve approach. Its unique replaceable bioprosthetic leaflet design has the potential to eliminate repeat open heart surgeries from the long-term wear complications associated with current biological valves.  We believe that the system may resolve the long standing compromises between conventional mechanical and biological heart valves, potentially making this platform applicable to patients of all ages. This investment is well in-line with our strategy to focus on innovative products that could further leverage our direct sales force and their relationships with cardiac surgeons.”

Larry Blankenship, Chairman and Chief Executive Officer of ValveXchange, said, “We are truly excited to have CryoLife as an investor in our company.  We believe this investment will enable us to bring our innovative heart valve technology to market. Our animal study data demonstrated very encouraging results, with valve leaflet exchanges and second exchanges going smoothly. This funding will support first-in-man procedures of our Vitality™ Exchangeable Heart Valve System, anticipated to occur later this year, followed by a planned European clinical trial. We look forward to delivering this innovative solution to physicians and patients worldwide.”

The Vitality™ Exchangeable Heart Valve System combines the safety and longevity associated with the most commonly used surgical bioprosthetic valves with the ability to provide minimally invasive access for transapical valve exchange. Vitality™ is a two-part valve platform for patients of all ages that can potentially overcome the challenges of long-term leaflet wear and the requirement for repeat invasive valve replacement surgery. The healed-in support frame of the valve remains in the heart, while the worn-out leaflet set is designed to be quickly exchanged without open-heart surgery or cardiopulmonary bypass. The new leaflet set then provides the same years of service life as the original with no reduction in valve function.

ValveXchange’s second generation system, the Vanguard™, is designed to allow both the implantation and valve exchange procedures to be done transapically, through a small incision between the ribs and a small hole in the apex of the heart, both of which heal readily. With ValveXchange technology, off-pump MIS techniques can be applied to both the initial implant and subsequent exchanges later in life.

About CryoLife

Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiac and vascular surgeries throughout the U.S. and Canada. CryoLife’s CryoValve® SG pulmonary heart valve, processed using CryoLife’s proprietary SynerGraft® technology, has FDA 510(k) clearance for the replacement of diseased, damaged, malformed, or malfunctioning native or prosthetic pulmonary valves.  CryoLife’s CryoPatch® SG pulmonary cardiac patch has FDA 510(k) clearance for the repair or reconstruction of the right ventricular outflow tract (RVOT), which is a surgery commonly performed in children with congenital heart defects, such as Tetralogy of Fallot, Truncus Arteriosus, and Pulmonary Atresia.  CryoPatch SG is distributed in three anatomic configurations: pulmonary hemi-artery, pulmonary trunk, and pulmonary branch.  CryoLife’s BioGlue® Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels.  BioGlue is also CE marked in the European Community and approved in Canada and Australia for use in soft tissue repair and was recently approved in Japan for use in the repair of aortic dissections.  CryoLife’s BioFoam™ Surgical Matrix is CE marked in the European Community for use as an adjunct in the sealing of abdominal parenchymal tissues (liver and spleen) when cessation of bleeding by ligature or other conventional methods is ineffective or impractical.  CryoLife distributes PerClot®, an absorbable powder hemostat, in the European Community. CryoLife, through its subsidiary Cardiogenesis Corporation, specializes in the treatment of cardiovascular disease and devices that treat severe angina.  Its market leading FDA-approved Holmium: YAG laser system and single use fiber-optic delivery systems are used to perform a surgical procedure known as Transmyocardial Revascularization (TMR).

For additional information about CryoLife, visit CryoLife’s website, www.cryolife.com.

About ValveXchange

ValveXchange, Inc. is an emerging technology company based in Colorado. Calling itself "The Lifetime Tissue Valve Company" ValveXchange is developing the first-of-its-kind "serviceable" bioprosthetic heart valve. By offering the possibility of periodic, minimally invasive exchange of the worn-out leaflet set, young and physically active patients can avoid the use of a mechanical valve and its associated lifetime of Coumadin® anticoagulation therapy.  By adhering to the time-proven design tenets of well-established tissue valves, ValveXchange believes its system will offer the best combination of least-invasive techniques and greatest valve longevity and durability.  These design features are incorporated into its Vitality™ surgically implantable valves and are being designed into its Vanguard™ transcatheter valves and future pediatrics products as well.  By introducing the Vitality™ surgically implantable product line first, ValveXchange believes it will benefit from a predictable regulatory pathway for Vitality™ and Vanguard™.  ValveXchange was founded by Dr. Ivan Vesely, a PhD biophysicist internationally recognized for his research in the field of bioprosthetic heart valves.  Chairman and CEO Larry Blankenship is a 30 year veteran of the medical device field and serial entrepreneur who has previously guided over two dozen products into the marketplace, including heart valves.  The company has 10 issued patents covering various aspects of its heart valve and related technology, as well as 10 additional patent applications in process.

Statements made in this press release that look forward in time or that express CryoLife’s or ValveXchange’s management’s beliefs, expectations or hopes are forward-looking statements.  Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These statements include those regarding the potential of ValveXchange technology to eliminate repeat open heart surgeries from the long-term wear complications associated with current biological valves, the belief that the system may resolve the long standing compromises between conventional mechanical and biological heart valves, the potential to make ValveXchange technology open to patients of all ages, the belief that CryoLife’s investment in ValveXchange will enable ValveXchange to bring its heart valve technology to market, the anticipated timing of First In Man procedures of the Vitality Exchangeable Heart Valve System and a planned European clinical trial, the anticipated delivering of the Vitality Exchangeable Heart Valve System to physicians and patients worldwide, the permanent nature of the Vitality Exchangeable Heart Valve System and its potential benefits, the expected longevity of the leaflet sets with no reduction in valve function, the belief that ValveXchange will benefit from a predictable regulatory pathway for Vitality and Vanguard, and the implied expectation that CryoLife will ultimately reap benefits from its equity investment in ValveXchange.  These future events may not occur as and when expected, if at all, and, together with CryoLife's and ValveXchange’s business, are subject to various risks and uncertainties.  These risks and uncertainties include that the ValveXchange technology may not be effective in eliminating repeat open heart surgeries from the long-term wear complications associated with biological valves and future testing or use by patients and physicians may prove otherwise, competitors may develop products that are more effective or better received by the marketplace, and long-term benefits of any new medical technology, including the ValveXchange technology and the ability of the system to resolve long standing compromises between conventional mechanical and biological heart valves, will not be able to be fully observed until the technology has been in use for an extended period of time.  The ValveXchange technology may not be successfully implemented with patients of all ages, as the technology has not yet been tested in human patients and younger patients in particular may respond differently to the technology than older patients.  The anticipated timing of procedures and testing related to the Vitality Exchangeable Heart Valve System may be delayed due to regulatory restraints and business considerations.  The ability of ValveXchange to successfully distribute the Vitality Exchangeable Heart Valve System worldwide is dependent upon the technology’s acceptance by patients and physicians and the marketing efforts of ValveXchange employees and distributors, as well as general global economic conditions..  The benefits of the Vitality Exchangeable Heart Valve System may not ultimately prove to be permanent and the technology may not prove to be as beneficial to patients as expected, if at all.  Also, the related leaflet sets may not last as long as expected and/or they may not retain the expected level of valve function for the entire life of the leaflet sets.  The investment that CryoLife is making in ValveXchange may not be successful and it may take longer than expected for ValveXchange’s technology to be accepted in the market and for CryoLife to reap the benefits of its investment in ValveXchange.  Even with CryoLife’s investment in ValveXchange, some or all of its products and systems may not be brought to market when expected, if at all.  Business considerations, market forces or regulatory issues may impede distribution efforts.  Regulatory approvals, in particular, are subject to testing results and the discretion of governmental and administrative agents, and there is no guarantee that ValveXchange will obtain the requisite approvals for its products and systems, or that the approval process will not be more time-consuming and costly than expected.  ValveXchange is also subject to the general risks inherent in the medical device sector, including regulatory concerns, market acceptance of its products and technology, reliance on key persons, the possibility of lawsuits, and the ability to obtain sufficient insurance coverage and future funding, among other things.  CryoLife’s business is also subject to a number of risks and uncertainties, including the risk factors detailed in CryoLife’s Securities and Exchange Commission filings, including its Form 10-K filing for the year ended December 31, 2010, its Form 10-Q filing for the quarter ended March 31, 2011, and CryoLife's other SEC filings.  CryoLife and ValveXchange do not undertake to update their forward-looking statements.